Exhibit 23(b)
                        CONSENT OF INDEPENDENT AUDITORS

             We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the St. Jude Medical, Inc. 1994 Stock Option Plan of our report dated February 4, 1994, with respect to the consolidated financial statements and schedules of St. Jude Medical, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.

/s/ Ernst & Young
Minneapolis, Minnesota
July 1, 1994